Exhibit 10.9
YELP INC.
EXECUTIVE SEVERANCE BENEFIT PLAN
1.INTRODUCTION. The Yelp Inc. Executive Severance Benefit Plan (the “Plan”) is established effective January 6, 2012 and amended as of February 18, 2020 (the “Effective Date”). The Plan provides for severance payments and benefits to certain employees of Yelp Inc. (the “Company”), including, but not limited to, upon a Change in Control. This document constitutes the Summary Plan Description for the Plan.
2.DEFINITIONS. For purposes of the Plan, the following terms are defined as follows:
(a)“Board” means the Board of Directors of the Company.
(b)“Cause” means, with respect to a Participant: (i) the Participant’s failure to perform his or her reasonably assigned duties or responsibilities as an employee after written notice from the Company describing such failure and an opportunity to cure; (ii) the Participant’s engaging in any act of dishonesty or misrepresentation or willful commission of fraud; (iii) the Participant’s violation of any federal, state or foreign law or regulation applicable to the Company’s business; (iv) the Participant’s violation of the Company’s Code of Conduct, the Proprietary Agreement, the Company’s policies pertaining to workplace conduct, discrimination and harassment or any similar obligations under contract or applicable law; (v) the Participant’s conviction of, or entering a plea of nolo contendere to, any felony; or (vi) any other misconduct that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company, which conduct, if capable of cure or remedy, is not cured or remedied within two weeks after written notice from the Company describing such conduct.
(c)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities” ) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of beneficial ownership held by any such person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the beneficial owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not beneficially own, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving entity or its parent are owned by the IPO Entities;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are beneficially owned by stockholders of the Company in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring entity or its parent are owned by the IPO Entities; or
(iv)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board.
For purposes of determining voting power under the term Change in Control, voting power will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares. In addition, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. In addition, the term Change in Control will not include a change in the voting power of any one or more stockholders as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(d)“CIC Constructive Termination” means a Constructive Termination that occurs during the CIC Period.
(e)“CIC Period” means the period of time beginning three (3) months prior to a Change in Control and ending twelve (12) months following a Change in Control.
(f)“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, together with any state or local law of similar effect.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Constructive Termination” means the Participant’s resignation from all positions he or she then holds with the Company resulting in a Separation from Service after one of the following is undertaken without the Participant’s written consent:
(i)any assignment or reassignment of duties or responsibilities that results in a material diminution in the Participant’s role in the Company as in effect immediately prior to the date of such change (provided that neither (A) a change in title, nor (B) the acquisition of the Company and conversion of the Company into a subsidiary, division or unit of the acquirer that results in changes to the Participant’s duties or responsibilities which are customary and reasonable in the context of such an acquisition and conversion, and which changes do not cause a material adverse change in the reporting structure or a material reduction in status, will, by itself, be deemed a material diminution in the Participant’s role);
(ii)a greater than 10% aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction), as in effect immediately prior to the date of such actions; provided, however, that if there are across-the-board proportionate reductions for all executives of the Company, as determined by the Plan Administrator, as part of a general salary reduction, the reduction as to the Participant will not constitute a basis for a Constructive Termination; or
(iii)a non-temporary relocation of the Participant’s business office to a location that increases the Participant’s one way commute by more than 25 miles from the primary location at which the Participant performs duties as of immediately prior to the date of such action;
provided, however, that in each case, an event or action by the Company will not give the Participant grounds for a Constructive Termination unless (A) the Participant gives the Company written notice , within 90 days after the initial existence of such event or action, that the event or action by the Company would give the Participant such grounds to so terminate employment, (B) such event or action is not reversed, remedied or cured, as the case may be, by the Company as soon as possible but in no event later than within 30 days of receiving such written notice from the Participant, and (C) the Participant terminates his employment in a manner that is a Separation from Service within 90 days following the end of the cure period.
(i)“Equity Awards” means the Participant’s compensatory equity awards to purchase or be issued common stock of the Company (or its successor, if applicable), including, without limitation, stock options, shares of restricted stock, restricted stock units and performance-based restricted stock units, in any case that are outstanding immediately prior to Participant’s Separation from Service and that were granted to Participant on or after January 6, 2012.
(j)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(k) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Company’s common stock, pursuant to which the common stock is priced for the initial public offering.
(l)“Involuntary Termination Without Cause” means a Participant’s involuntary termination of employment by the Company resulting in a Separation from Service for a reason other than death, disability or Cause.
(m)“Participant” means an individual (i) who is employed by the Company and who holds a title of Vice President of the Company or above, (ii) who is deemed by the Company to be an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”), (iii) who is selected for participation in the Plan by the Plan Administrator, and (iv) who has received a Participation Notice from, and signed and returned such Participation Notice to, the Company. A Participant who ceases to meet both (i) and (ii) in the preceding sentence (other than as a result of a Qualifying Termination) will cease to be a Participant.
(n)“Participation Notice” means the latest notice delivered by the Company to a Participant informing the employee that the employee is eligible to participate in the Plan, substantially in the form of EXHIBIT A hereto.
(o)“Plan Administrator” means the Board or any committee thereof duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.
(p)“Qualifying Termination” means, except as otherwise provided in a Participation Agreement, either (i) an Involuntary Termination Without Cause, or (ii) a CIC Constructive Termination. Termination of employment of a Participant due to death or disability will not constitute a Qualifying Termination.
(q) “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any permissible alternative definition of “termination of employment” thereunder.
3.Eligibility for Benefits.
(a)Eligibility; Exceptions to Benefits. Subject to the terms and conditions of this Plan, the Company will provide the benefits described in Section 4 to the affected Participant. A Participant will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator, in its sole discretion:
(i)The Participant is a party to an employment agreement or equity award agreement with the Company, or is an eligible participant in another benefit plan, in each case providing for severance benefits and/or accelerated vesting of equity awards in the event of a Change in Control and/or a Qualifying Termination, and which agreement or plan is in effect at the time of the Change in Control and/or the Qualifying Termination, and the Participant has not waived his or her rights to such severance benefits and accelerated vesting rights in consideration for participation in this Plan, in which case such Participant’s applicable benefit will be governed by the terms of such agreement or plan, unless such Participant’s Participation Notice expressly provides for both this Plan and such other document or right to apply. This Plan does not provide for duplication of benefits with any other agreement or plan.
(ii)The Participant’s employment is terminated by either the Participant or the Company for any reason other than a Qualifying Termination.
(iii)The Participant has not entered into the Company’s standard form of Confidentiality and Invention Assignment Agreement or any similar or successor document (the “Proprietary Agreement”).
(iv)The Participant has failed to execute and allow to become effective, or has revoked, the Release (as defined and described in Section 6(a) below) within 60 days following his or her Separation from Service.
(v)The Participant has publicly announced or discussed his or her Qualifying Termination, or the circumstances around such Qualifying Termination, except as expressly permitted by the Company in writing.
(vi)The Participant has failed to return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property that the Participant has in his or her possession or control, including, without limitation, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property. However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.
(b)Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator:
(i)willfully breaches a material provision of the Proprietary Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in the Participant’s employment agreement, offer letter or under applicable law;
(ii)encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii)induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party.
4.AMOUNT OF BENEFITS. If the Participant experiences a Qualifying Termination, and unless otherwise provided in the Participant’s Participation Notice, the Participant will be eligible to receive the following payments and benefits as his or her sole severance rights (collectively, the “Severance Benefits”), subject to the Participant’s obligations described in this Plan.
(a)Lump Sum Salary Payment. The Company will pay the Participant a lump sum cash payment equal to one (1) year of the Participant’s then current base salary (ignoring any reduction that forms the basis for a Constructive Termination), payable on the 60th day following the Separation from Service.
(b)Lump Sum Bonus Payment. The Company will pay the Participant a lump sum cash payment equal to the actual cash incentive bonus payment, if any, that the Participant would have earned for the year of the Qualifying Termination based on the Company’s actual performance, but pro-rated for the period of active service by the Participant during the year of termination, payable on the 60th day following the end of the year in which the Qualifying Termination occurs. Notwithstanding the foregoing, if the Qualifying Termination is a CIC Constructive Termination or an Involuntary Termination Without Cause that occurs during the CIC Period, then the actual cash incentive bonus described above will be calculated under the assumption that the Company would have achieved all of the goals under the incentive plan in that year at an on-target level (i.e., at 100% achievement), the Participant will be deemed to have been in active service for the full year of termination (i.e., the amount will not be pro-rated) and the amount will be payable on the later of (i) the 60th day following the Participant’s Separation from Service or (ii) the Change in Control.
(c)COBRA Coverage. If the Participant timely elects continued coverage under COBRA, then the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the health insurance coverage in effect for the Participant and his or her eligible dependents until the earliest of (i) the close of the twelve (12) month period following the Separation from Service, (ii) the expiration of eligibility for continuation coverage under COBRA, or (iii) the date when the Participant becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (i) through (iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of applicable law (including, but not limited to, Section 2716 of the Public Health Service Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Participant on the first day of each month of the remainder of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for the remainder of the COBRA Payment Period. On the sixtieth (60th) day following the Participant’s Separation from Service, the Company will make the first payment under this paragraph (and, in the case of the Special Severance Payment, such payment will be made to the Participant, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the schedule described above. If the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the period provided in this clause, the Participant must immediately notify the Company of such event, and all payments and obligations under this clause will cease.
(d)Double Trigger Vesting. If and only if the Qualifying Termination is a CIC Constructive Termination or an Involuntary Termination Without Cause that occurs during the CIC Period, the Participant will become vested, effective as of immediately prior to his or her Separation from Service, as to 100% of the Participant’s Equity Awards that vest solely subject to Participant’s continued service with the Company (or its successor) over time (“Time-Based Equity Awards”). If the Participant holds Equity Awards that vest based on performance goals over a performance period that has not ended as of the date of Separation from Service, such awards shall be governed by the terms of the individual grant notice and award agreements evidencing such awards. The accelerated vesting provided for in this Section 4(d) does not apply to, and does not modify the terms of, any compensatory equity award that was granted to a Participant prior to January 6, 2012. Participant’s Time-Based Equity Awards shall remain outstanding following Participant’s Qualifying Termination if and to the extent necessary to give effect to the potential vesting acceleration in this Section 4(d).
5.ADDITIONAL BENEFITS. The Plan Administrator may, in its sole discretion, provide additional or enhanced benefits to the Participants and may also provide the benefits of this Plan to employees who are not Participants (“Non-Participants”) but who are chosen by the Plan Administrator, in its sole discretion, to receive benefits under this Plan. The provision of any such benefits to a Participant or a Non-Participant will in no way obligate the Company to provide such benefits to any other Participant or to any other Non-Participant, even if similarly situated. If benefits under the Plan are provided to a Non-Participant, references in the Plan to “Participant” will be deemed to refer to such Non-Participants. Any additional benefits provided to a Participant will be set forth in the Participation Notice.
6.Limitations on Benefits.
(a)Release. To be eligible to receive any benefits under the Plan that are triggered by a Qualifying Termination, a Participant must execute, in connection with the Participant’s Qualifying Termination, a general waiver and release in substantially the form attached hereto as EXHIBIT B, EXHIBIT C, or EXHIBIT D, as appropriate (the “Release”), and such release must become effective in accordance with its terms within 60 days following the Separation from Service (the “Release Date”). With respect to any outstanding stock option held by the Participant that is subject to acceleration under this Plan, such option may not be exercised as to any shares as to which the vesting was accelerated until the Release Date, and only if the Release becomes effective. The Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.
(b)Prior Agreements; Certain Reductions. The Plan Administrator will reduce a Participant’s benefits under this Plan by any other statutory severance obligations or contractual severance benefits, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or any successor thereto) that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under this Plan (e.g., equity award vesting credit) unless the Participant’s Participation Notice expressly provides for additional benefits. Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment, severance or equity award agreement with the Company, (iii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment, and/or (iv) any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under this Plan that may arise out of a Qualifying Termination, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations. The payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Qualifying Termination.
(c)Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.
(d)Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of his or her Qualifying Termination, the Company reserves the right to offset the payment of any severance benefits under the Plan by the amount of such indebtedness. Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participant Notice constitutes knowing written consent to the foregoing.
(e)Parachute Payments. If any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and, (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (ii) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state, provincial, foreign and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of stock awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Participant. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last).
7.Tax Matters.

(a)Application of Code Section 409A. It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions under the Plan) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment. If the Plan Administrator determines that any of the payments upon a Separation from Service provided under the Plan (or under any other arrangement with the Participant) constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of his or her Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon Separation from Service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this Section 7(a), and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth in above. No interest will be due on any amounts so deferred.
(b)Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.
(c)Tax Advice. By becoming a Participant in the Plan, Participant agrees to review with Participant’s own tax advisors the federal, state, provincial, local and foreign tax consequences of participation in this Plan. Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.
8.REEMPLOYMENT. In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits have been provided (that is, benefits as a result of a Qualifying Termination), the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.
9.Right to Interpret Plan; Amendment and Termination.
(a)Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.
(b)Amendment or Termination. The Company reserves the right to amend the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment will apply to any Participant who would be adversely affected by such amendment unless such Participant consents in writing to such amendment. Any action amending the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company.
The Plan shall have an initial term ending on February 18, 2023 and shall automatically renew for successive three (3) year terms thereafter unless written notice of termination of the Plan is given to all Participants at least six (6) months in advance of any such renewal date; provided, however, that no such termination shall occur if the Company is in active negotiations for a transaction that, if consummated, would result in a Change in Control, unless each Participant who would be adversely affected by such termination provides written consent to such termination. In addition, no such termination may adversely affect the rights of a Participant whose Qualifying Termination occurred prior to such termination, without the written consent of such Participant.
10.NO IMPLIED EMPLOYMENT CONTRACT. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.
11.LEGAL CONSTRUCTION. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.
12.Claims, Inquiries and Appeals.
(a)Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 14(d).
(b)Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:
(1)the specific reason or reasons for the denial;
(2)references to the specific Plan provisions upon which the denial is based;
(3)a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 12(d).
The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.
The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. For purposes of the review of the Participant’s application for benefits, the period of time within which a benefit determination is required to be made begins at the time the Participant’s application is filed in accordance with these procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.
(c)Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review will be in writing and will be addressed to:
Yelp Inc.
Attn: General Counsel
140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(d)Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period.
This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. For purposes of the review of the Participant’s appeal, the period of time within which a benefit determination is required to be made begins at the time the Participant’s appeal is filed in accordance with these claim procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. If a period of time is extended due to the Participant’s failure to submit information necessary to decide the Participant’s appeal, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the Participant until the date on which the Participant responds to the request for additional information.
The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:
(1)the specific reason or reasons for the denial;
(2)references to the specific Plan provisions upon which the denial is based;
(3)a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and
(4)a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.
(e)Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.
(f)Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 12(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 12(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 12, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.
13.BASIS OF PAYMENTS TO AND FROM PLAN. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.
14.Other Plan Information.
(a)Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 20-1854266. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 525.
(b)Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.
(c)Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Yelp Inc.
Attn: General Counsel
140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(d)Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:
Yelp Inc.
Attn: General Counsel
140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
The Plan Sponsor’s and Plan Administrator’s telephone number is (415) 568-3249. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.
15.Statement of Erisa Rights.
Participants in the Plan (which is a welfare benefit plan sponsored by Yelp Inc.) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a participant in the Plan for the purposes of this Section 15 and, under ERISA, you are entitled to:
Receive Information About Your Plan and Benefits
(a)Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;
(b)Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and
(c)Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
Prudent Actions By Plan Fiduciaries
In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.
Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.
If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.
If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance With Your Questions
If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.
16.General Provisions.
(a)Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s General Counsel), or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 14(d), in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.
(b)Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.
(c)Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.
(d)Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.
(e)Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.
17.EXECUTION. To record the adoption of the Plan as set forth herein, Yelp Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

YELP INC.:

(Signature)
By:
Title:

EXHIBIT A
YELP INC.
EXECUTIVE SEVERANCE BENEFIT PLAN
PARTICIPATION NOTICE
To:_____________________
Date:___________________
Yelp Inc. (the “Company”) has adopted the Yelp Inc. Executive Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice.
The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.
By accepting participation, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.
Notwithstanding the terms of the Plan:
[Qualifying Termination shall have the following definition, which shall supersede and replace the definition in the Plan as it relates to you: “Qualifying Termination” means either (i) an Involuntary Termination Without Cause or (ii) a Constructive Termination. Termination of employment of a Participant due to death or disability will not constitute a Qualifying Termination.]1

_________________________________________________________________________
This Participation Notice and the attached Plan supersede and replace any previous Participation Notice and Plan provided to you, and by signing below you agree and acknowledge such treatment. Please return to the Company’s General Counsel a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

YELP INC.:

(Signature)
By:
Title:

1 Provision for CEO Participation Agreement only

EXHIBIT B
RELEASE AND NON-DISPARAGEMENT AGREEMENT
[EMPLOYEES AGE 40 OR OVER; INDIVIDUAL TERMINATION]
I understand and agree completely to the terms set forth in the Yelp Inc. Executive Severance Benefit Plan (the “Plan”).
I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
I hereby confirm my obligations under my Proprietary Agreement.
I agree not to take any actions which reasonably could disrupt Yelp’s client/user base or business, or tarnish Yelp’s reputation, including but not limited to making statements about Yelp or any of its subsidiaries, affiliates, current or former executives, officers, directors, clients, users, products, or services – including statements about my role at Yelp or departure from Yelp – to any person orally or in writing that would tend to lessen his/her/its integrity, quality, standing, stature or reputation in the eyes of an ordinary citizen, except for truthful statements that are required by law. Notwithstanding the foregoing, I understand that nothing in this provision or this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).
Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights which cannot be waived as a matter of law. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have 21 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.
I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.
I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me.

PARTICIPANT:

(Signature)
By:
Date:

EXHIBIT C
RELEASE AGREEMENT
[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]
I understand and agree completely to the terms set forth in the Yelp Inc. Executive Severance Benefit Plan (the “Plan”).
I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
I hereby confirm my obligations under my Proprietary Agreement.
I agree not to take any actions which reasonably could disrupt Yelp’s client/user base or business, or tarnish Yelp’s reputation, including but not limited to making statements about Yelp or any of its subsidiaries, affiliates, current or former executives, officers, directors, clients, users, products, or services – including statements about my role at Yelp or departure from Yelp – to any person orally or in writing that would tend to lessen his/her/its integrity, quality, standing, stature or reputation in the eyes of an ordinary citizen, except for truthful statements that are required by law. Notwithstanding the foregoing, I understand that nothing in this provision or this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).
Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law, or (b) any rights which cannot be waived as a matter of law. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.
I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her would have materially affected his or her settlement with the debtor or releasing party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.
I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me.

PARTICIPANT:

(Signature)
By:
Date:

EXHIBIT D
RELEASE AGREEMENT
[EMPLOYEES UNDER AGE 40]
I understand and agree completely to the terms set forth in the Yelp Inc. Executive Severance Benefit Plan (the “Plan”).
I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
I hereby confirm my obligations under my Employee Proprietary Agreement.
I agree not to take any actions which reasonably could disrupt Yelp’s client/user base or business, or tarnish Yelp’s reputation, including but not limited to making statements about Yelp or any of its subsidiaries, affiliates, current or former executives, officers, directors, clients, users, products, or services – including statements about my role at Yelp or departure from Yelp – to any person orally or in writing that would tend to lessen his/her/its integrity, quality, standing, stature or reputation in the eyes of an ordinary citizen, except for truthful statements that are required by law. Notwithstanding the foregoing, I understand that nothing in this provision or this Release is intended to prohibit or restrain me in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.
Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).
Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (b) any rights which cannot be waived as a matter of law. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I understand that nothing in this Release limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release.
I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.
I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

PARTICIPANT:

(Signature)
By:
Date: